UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2025

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Power REIT’s (the “Trust”) 2025 annual meeting of shareholders (the “2025 Annual Meeting”) was held on August 27, 2025. For more information on the following proposals, see the Trust’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on August 1, 2025.

Below are the final voting results for each item of business voted upon at the 2025 Annual Meeting, as described in the Proxy Statement.

Proposal 1. Election of Trustees.

Shareholders elected each of the four nominees to the Board of Trustees for a one-year term.

Name of Trustee	For	Withheld	Non Broker Votes
David H. Lesser	1,340,888	110,723	666,148
Patrick R. Haynes, III	1,348,270	103,341	666,148
William S. Susman	1,325,140	126,471	666,148
Dionisio D’Aguilar	1,349,125	102,486	666,148

Proposal 2. Ratification of Independent Audit Firm

2)	Shareholders ratified MaloneBailey LLP as the Trust’s independent registered public accounting firm for fiscal 2025.

For	Against	Abstain
1,994,099	93,812	29,848

Signature on Following Page

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2025

Power REIT

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary, & Treasurer